Exhibit 99.2

SIXTH AMENDMENT TO LEASE AGREEMENT
THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 2nd day of February, 2022 (the “Amendment Effective Date”), by and between IIP-PA 1 LLC, a Delaware limited liability company (“Landlord”), and Pennsylvania Medical Solutions, LLC, a Pennsylvania limited liability company (“Tenant”).
RECITALS
A.    WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of April 6, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated December 7, 2018 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement dated as of January 14, 2020 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement dated as of April 10, 2020 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated as of August 25, 2020 (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to Lease Agreement dated as of April 1, 2021 (the “Fifth Amendment” and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Agreement, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 2000 Rosanna Avenue in Scranton, Pennsylvania; and
B.    WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.    Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.    Expansion of Premises. Concurrent with the execution of this Amendment, Landlord closed on the purchase of certain parcels of real property located in Scranton, Pennsylvania (collectively, the “Additional Parcels”), as more particularly described in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated December 22, 2021, by and between Landlord and Tenant’s affiliate, JREHPA, LLC, a Pennsylvania limited liability company (the “Additional Parcels Purchase Agreement”). Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, the Additional Parcels pursuant to the terms and conditions of the Lease. Accordingly, effective as of the Amendment Effective Date, Exhibit A to the Existing Lease is hereby deleted in its entirety and replaced with Exhibit A to this Amendment, and all references in the Lease to the “Premises” shall mean and refer to the real property described on Exhibit A attached to this Amendment, including the Buildings, shafts, cable runs, mechanical spaces, rooftop areas, landscaping, parking facilities, private drives and other improvements now or hereafter located thereon and appurtenances related thereto for use by Tenant in accordance with the Permitted Use.
3.    TI Allowance. In consideration of Landlord acquiring and leasing back the Additional Parcels to Tenant, and in lieu of any increase to Base Rent under the Existing Lease, the TI Allowance available to Tenant under the Lease shall be reduced by an amount equal to the purchase price paid by Landlord to Tenant pursuant to the Additional Parcels Purchase Agreement. Accordingly, the first sentence of Section 5.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

"Tenant shall cause appropriate improvements consistent with the Permitted Use (the "Tenant Improvements") to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit E (the "Work Letter") at a cost to Landlord not to exceed Thirty-Six Million Seven Hundred Seventy-One Thousand Six Hundred Seventy Dollars ($36,771,670.00) (the "TI Allowance")."
In addition, the final sentence of Section 5.2 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
"In addition, Landlord’s obligation to disburse any of the TI Allowance in excess of Thirty-Six Million Two Hundred Thirty-Five Thousand Dollars ($36,235,000.00) shall be conditional upon the satisfaction of the following: (a) Tenant's delivery to Landlord of a certificate of occupancy for the Premises suitable for the Permitted Use, as applicable; (b) Tenant's delivery to Landlord of a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor or such other form or certification as may be reasonably acceptable to Landlord; (c) Tenant's satisfaction of the conditions precedent to funding of the TI Allowance set forth in Section 6.3 of the Work Letter; and (d) there shall be no uncured event of default by Tenant under this Lease. Following the completion of the Tenant Improvements, Landlord may order, at Tenant’s expense, a current title report or lien search for the Premises to confirm that the Premises remains free and clear of all liens relating to the completion of the Tenant Improvements. Tenant agrees to promptly pay or reimburse Landlord for the costs relating to such title report or lien search upon receipt of an invoice from Landlord."
4.    Tenant Insurance. Section 18.2 of the Existing Lease is hereby amended to add the following new Section 18.2.6:
"At all times during construction Tenant shall maintain (or cause to be maintained, as applicable) in full force and effect an “all risk” builder’s risk completed value form, which form shall: (a) be on a non-reporting basis, (b) insure against all risks insured including, without limitation, fire and other perils normally included, including at Landlord’s option, terrorism, windstorm, earthquake and flood coverage, (c) for structural or non-structural renovation, cover 100% of any existing Building, (d) include permission to occupy the Premises, without restrictions, as appropriate, (d) have an agreed amount endorsement waiving co-insurance provisions, (e) include coverage for 100% of the reoccurring hard costs and soft costs, (f) cover losses suffered with respect to Tenant’s materials, equipment, machinery and/or supplies (whether on-site, in transit, or stored off-site) with a limit of no less than 100% of the replacement cost, (g) provide for no deductible in excess of $250,000, except with respect to earthquake, windstorm/named storm, and flood; and (h) otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, Landlord may elect to procure and maintain the coverage required pursuant to this Section 18.2.6 by providing notice to Tenant of such election."
5.    License Agreement. Tenant acknowledges that Tenant previously entered into a License Agreement (as defined in the Additional Parcels Purchase Agreement) covering a portion of the Additional Parcels and that the License Agreement shall be deemed subordinate to this Lease as between Landlord and Tenant, and their respective successors and assigns, and Tenant shall be solely responsible for all obligations thereunder of the licensor. Furthermore, Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims relating t:o (a) any act or omission by the licensees or their invitees; or (b) the License Agreement, including, without limitation, any breach or default thereunder. Furthermore, Tenant acknowledges and agrees that: (m) any default by the licensees under the License Agreement that constitutes a default of Tenant’s obligations under this Lease shall be deemed a default by Tenant under this Lease and any such default that extends beyond the applicable notice and cure period provided under this Lease shall be deemed a Default hereunder; (n) any default by Tenant under the License Agreement that remains outstanding after any applicable notice and cure period shall be deemed a Default under this Lease; (o) Tenant shall provide Landlord with copies of (i) any amendments to the License Agreement entered into after the Commencement Date, and (ii) any material notices delivered or received by Tenant with respect to the License Agreement, including, without limitation, any default notices. Tenant shall not (x) extend the term under the License Agreement or otherwise amend the terms in any manner which would create additional obligations or liability on the part of Tenant which does not currently exist under the License Agreement, (y) consent to any assignment of the License Agreement or any further licensing of the licensed premises under the License Agreement which is subject to Tenant’s consent thereunder, or (z) consent to any alterations to the Premises to be completed by Licensee without Landlord’s prior written consent.
6.    Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
7.    No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
8.    Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
9.    Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
10.    Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
11.    Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
12.    Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
IIP-PA 1 LLC,
a Delaware limited liability company

By:    /s/ Brian Wolfe
Name:    Brian Wolfe
Title:    Vice President, General Counsel and Secretary

TENANT:
PENNSYLVANIA MEDICAL SOLUTIONS, LLC,
a Pennsylvania limited liability company

By:    /s/ Louis J. Barack________________________
Name:    Louis J. Barack__________________________
Title:    Authorized Representative__________________